Exhibit 4.19

Execution Version

CONVERTIBLE NOTES AND WARRANT PURCHASE AGREEMENT

This Convertible Notes and Warrant Purchase Agreement (the “Agreement”) is made as of July 22, 2020 by and among:

(1)    Veneto Holdings Ltd., a company organized and existing under the laws of Cayman Islands (the “Purchaser”); and

(2)    Q&K International Group Limited, a company incorporated under the laws of the Cayman Islands and listed on NASDAQ under ticker symbol of QK (the “Issuer”).

RECITALS

I.    The Issuer desires to issue and sell, and the Purchaser desires to purchase, certain convertible notes (the “Notes” the form of which is attached to this Agreement as Exhibit A, together with this Agreement and the Notes, the “Note Documents”) in the principal amount of US$7,232,000 and certain Warrants (as defined below the form of which is attached to this Agreement as Exhibit B, together with the Note Documents, the “Transaction Documents”) in accordance with the terms and conditions of this Agreement.

II.    The Notes shall be convertible on the terms stated therein into the Issuer’s American Depositary Shares (the “ADSs”, each ADS represents 30 class A ordinary shares of the Issuer (the “Class A Ordinary Shares”)). The Notes and the ADSs issuable upon conversion thereof are collectively referred to herein as the “Securities”.

AGREEMENT

In consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.    Purchase and Sale of the Notes.

(a)    Sale and Issuance of the Initial Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Issuer agrees to sell and issue to the Purchaser the Series 1 Note in the principal amount of US$7,232,000 (the “Initial Note”) at the Initial Closing Date (as defined below). The purchase price of the Initial Note shall be equal to 100% of the principal amount of the Initial Note (the “Initial Note Purchase Price”).

(b)    Closing and Delivery of the Initial Note.

(i)     Subject to satisfaction of the conditions to closing set forth in Section 6 hereof, on July 29, 2020 in the Issuer’s office in Shanghai, or at such other time and place as the Issuer and the Purchaser shall mutually agree in writing (which time and place are designated as the “Initial Closing Date”), the Issuer shall deliver to the Purchaser the Initial Note dated the date of the Initial Closing Date against payment by the Purchaser of the Initial Note Purchase Price to the Issuer or its order by wire transfer of immediately available funds to the following bank account designated by the Issuer:

Beneficiary:	Q&K International Group Limited

Account Number:	3301308228

Bank:	Silicon Valley Bank

Bank’s Address:	3003 TASMAN DRIVE,SANTA CLARA,CA 95054

Swift Code:	SVBKUS6S

(c)    [Reserved].

(d)    Closing. “Business Day” means, with respect to this Agreement, any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the People’s Republic of China (which for the purpose of this Agreement excludes Hong Kong SAR, Macau SAR and Taiwan), Singapore, Hong Kong or New York. Each Initial Closing Date is referred to as a “Closing”.

2.    Issue of Warrants.

(a)    Key Terms of Warrants. Subject to the terms and conditions of this Agreement and in consideration of the Purchaser’s purchase of the Initial Note and payment of the Initial Note Purchase Price, the Issuer agrees to issue the warrants to subscribe and purchase ADSs (the “Warrant”), substantially in the form attached to this Agreement as Exhibit B, with the following key terms and in accordance with the schedule of issuance below:

(i)    The exercise price per ADS under each Warrant, subject to adjustment as described in the Warrant shall be one hundred and ten percent (110)% of the 60-Trading Day VWAP (as defined in the Warrant) of the ADSs as of the issuance date of such Warrant (the “Exercise Price”).

(ii)    The exercise period of each Warrant shall be five (5) years after the issuance date of such Warrant.

(b)    Schedule of Issuance. The Warrants shall be issued according to the following schedule:

(i)    On the Initial Closing Date, the Issuer shall issue to the Purchaser Warrant to purchase at the Exercise Price such number of ADSs equal to 4% of the Initial Note Purchase Price divided by the Exercise Price;

(ii)    On the first anniversary of the Initial Closing Date, the Issuer shall issue to the Holder of the Note as of such first anniversary date Warrant to purchase at the Exercise Price such number of ADSs equal to 4% of the total outstanding principal amount of the Notes owned by such Holder as of such first anniversary date divided by the Exercise Price;

(iii)    On the second anniversary of the Initial Closing Date, the Issuer shall issue to the Holder of the Note as of such second anniversary date Warrant to purchase at the Exercise Price such number of ADSs equal to 6% of the total outstanding principal amount of the Notes owned by such Holder as of such second anniversary date divided by the Exercise Price;

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(iv)    On the third anniversary of the Initial Closing Date, the Issuer shall issue to the Holder of the Note as of such third anniversary date Warrant to purchase at the Exercise Price such number of ADSs equal to 7% of the total outstanding principal amount of the Notes owned by such Holder as of such third anniversary date divided by the Exercise Price; and

(v)    On the fourth anniversary of the Initial Closing Date, the Issuer shall issue to the Holder of the Note as of such fourth anniversary date Warrant to purchase at the Exercise Price such number of ADSs equal to 8% of the of the total outstanding principal amount of the Notes owned by such Holder as of such fourth anniversary date divided by the Exercise Price.

Notwithstanding the above, in the event of a Mandatory Conversion, the Warrants to be issued upon the next anniversary of the Initial Closing Date will be issued to the Holder of the Note subject of the Mandatory Conversion upon the completion of the Mandatory Conversion. For the avoidance of the doubt, each of the Notes and Warrants once issued, are separate obligations of the Issuer. Under this Agreement, Holder refers to the holder of the Note as registered in the records of the Issuer.

3.    Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Purchaser that:

(a)    Incorporation, Good Standing and Qualification. Each of the Issuer and its Significant Subsidiaries (as defined below) is a corporation duly incorporated, validly existing and in good standing under the laws of the place of its incorporation or establishment and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of the Issuer and its Significant Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)    Authorization. The Transaction Documents and the transactions contemplated hereunder and thereunder have been duly authorized by the Issuer. Each Transaction Document, when executed and delivered by the Issuer, shall constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Without limiting the generality of the foregoing, as of each Closing, no approval by the shareholders of the Issuer is required in connection with this Agreement or other Transaction Documents, the performance by the Issuer of its obligations hereunder or thereunder, or the consummation by the Issuer of the transactions contemplated hereby or thereby, except for those that have been obtained, waived or exempted at or prior to each Closing.

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(c)    No Contravention. None of the execution and the delivery of this Agreement and other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Issuer, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Issuer is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances (as defined below) under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the Issuer’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Issuer, threatened against the Issuer that questions the validity of the Transaction Documents or the right of the Issuer to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. “Material Adverse Effect” with respect to a party shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business or operations of such party or its Subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by the Transaction Documents and to timely perform its obligations hereunder and thereunder, except to the extent that any such material adverse effect results from (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such party or its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such party or its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such party or its Subsidiaries), (c) the announcement or disclosure of this Agreement or any other Transaction Document or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Document; (d) any pandemic, earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Issuer, any failure to meet any internal or public projections, forecasts, or guidance, or (f) in the case of the Issuer, any change in the Issuer’s stock price or trading volume, in and of itself; provided, however, that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

(d)    Litigation. There are no pending or, to the knowledge of the Issuer, threatened material actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury) (each, a “Governmental Authority”) or by any other person against the Issuer or any of its Subsidiaries or any proceedings that seek to restrain or enjoin the consummation of the transactions under the Transaction Documents, except proceedings that would not reasonably be expected to result in a Material Adverse Effect.

(e)    Valid Issuance of the Notes. The Notes, when issued and delivered by the Issuer, will constitute direct, unconditional, unsecured and unsubordinated obligations of the Issuer and will at all times rank pari passu with all other present and future unconditional and unsubordinated obligations of the Issuer (other than those preferred by applicable law that are mandatory and of general application).

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(f)    Conversion Shares and Warrant Shares. The ADSs (and the Class A Ordinary Shares underlying such ADSs) to be issued upon conversion of the Note (“Conversion Shares”) and the ADSs (and the Class A Ordinary Shares underlying such ADSs) to be issued pursuant to the exercise of the Warrant (“Warrant Shares”) have been duly and validly authorized for issuance by the Issuer and, when issued and delivered by the Issuer to the Purchaser in accordance with the terms of the Note Documents and Warrants respectively, will be (i) duly and validly issued, fully paid and non-assessable, and rank pari passu with, and carry the same rights in all aspects as, the other ADSs then in issue, (ii) entitled to all dividends and other distributions declared, paid or made thereon, and (iii) free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Issuer SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”). Upon entry of the Purchaser into the register of the ADSs as the legal owner of the relevant Conversion Shares and/or Warrant Shares, the Issuer will transfer to the Purchaser good and valid title to such relevant Conversion Shares and/or Warrant Shares respectively, in each case free and clear of any Encumbrances. “Issuer SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Issuer with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC prior to the date hereof.

(g)    Governmental Consents and Filings. None of the execution and delivery by the Issuer of this Agreement or any Transaction Document, nor the consummation by the Issuer of any of the transactions contemplated hereby or thereby, nor the performance by the Issuer of this Agreement or other Transaction Documents in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the relevant Closing Date and except for any filing or notification required to made with the SEC or NASDAQ regarding the execution of the Transaction Documents, issuance of the Notes, ADSs, the Conversion Shares or the Warrant Shares.

(h)    Full Disclosure. No SEC Disclosure contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading in any material respect. SEC Disclosure means the annual report for the fiscal year ended September 30, 2019 on Form 20-F filed with the SEC on February 18, 2020, as amended on February 21, 2020 and current reports on Form 6-K dated March 23, 2020, May 6, 2020, and June 12, 2020 that were furnished with the SEC.

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(i)    Compliance with Laws. The business of the Issuer and its Subsidiaries is not being conducted, and has not been conducted at any time during the three years prior to the date hereof, in violation of any applicable law (including, without limitation, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 and the PRC anti-bribery laws, in each case as supplemented, amended, re-enacted or replaced from time to time) or government order applicable to the Issuer in any material respect, except such violation that would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Issuer SEC Documents, the Issuer and each of its Subsidiaries have all permits, licenses, authorizations, consents, orders and approvals in material respects (collectively, “Permits”) that are required in order to carry on their business as presently conducted. Except as disclosed in the Issuer SEC Documents, all such Permits are in full force and effect and, to the knowledge of the Issuer, no suspension or cancellation of any of them is threatened. The Issuer has complied with the applicable listing and corporate governance rules and regulations of the NASDAQ in all material respects. The Issuer and its Subsidiaries have taken no action designed to, or reasonably likely to have the effect of, delisting the ADSs from the NASDAQ. There are no proceedings pending or, to the Issuer’s knowledge, threatened against the Issuer relating to the continued listing of the ADSs on NASDAQ and the Issuer has not received any notification that the SEC or the NASDAQ is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).

(j)    Capitalization.

(i)    The authorized share capital of the Issuer consists of 37,500,000,000 Class A Ordinary Shares, 2,500,000,000 Class B Ordinary Shares, and 10,000,000,000 Preferred Shares, of which 1,065,292,221 Class A Ordinary Shares and 370,718,629 class B ordinary shares of the Issuer are issued and outstanding as of the date hereof. As of the date of this Agreement, 60,389,549 class B ordinary shares are reserved and available for issuance pursuant to the ESOP. Except securities that the Issuer have issued or may issue under the Transaction Documents, 2019 share incentive plan, Stock Options A and Stock Options B of the Issuer as disclosed in the Issuer SEC Documents, the Issuer has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Issuer on any matter. All issued and outstanding Class A Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right and the ADSs issued as of the date of this Agreement have been duly listed and admitted and authorized for trading on the NASDAQ.

(ii)    Except as set forth above in this Section, there are no outstanding (A) shares or voting securities of the Issuer, (B) securities of the Issuer convertible into or exchangeable for shares or voting securities of the Issuer or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Issuer to issue or sell any shares or other securities of the Issuer or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Issuer, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii)    All outstanding shares or other securities or ownership interests in the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and except as disclosed in the Issuer SEC Documents, all such shares or other securities or ownership interests in any Subsidiary (except for any Subsidiary which is a variable interest entity over which the Issuer or any of its Subsidiaries effects control pursuant to the Control Contracts (as defined below)) are owned, directly or indirectly, by the Issuer free and clear of any Encumbrance.

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(k)    SEC Matters. The Issuer has filed or furnished, as applicable, on a timely basis, all registration statements, proxy statements and other documents required to be filed or furnished by it with the SEC, including the Issuer SEC Documents. None of the Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Issuer SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or as of their respective SEC filing dates (in the case of all other Issuer SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: each of the Issuer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder applicable to the Issuer SEC Documents (as the case may be), except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Issuer SEC Documents based upon information relating to any underwriter furnished to the Issuer in writing by such underwriter through representatives expressly for use therein.

(l)    Financial Statements.

(i)    The financial statements (including any related notes) contained in the Issuer SEC Documents, as of their respective effective dates (in the case of the Issuer SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or as of their respective SEC filing dates (in the case of all other Issuer SEC Documents): (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby (except (a) as may be otherwise specifically provided in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements) and (C) fairly present in all material respects the consolidated financial position of the Issuer and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Issuer and its Subsidiaries for the periods covered thereby (other than as may have corrected or clarified in a subsequent Issuer SEC Document), in each case except as disclosed therein and as permitted under the Exchange Act.

(ii)    Neither the Issuer nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement, arrangement or undertaking (including any contract, agreement, arrangement or undertaking relating to any transaction or relationship between or among one or more of the Issuer and/or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, as defined in Rule 405 under the Securities Act (the “Affiliate”), including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract, agreement, arrangement or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Issuer or any of the Subsidiaries in the Issuer’s or such Subsidiary’s published financial statements or other Issuer SEC Documents.

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(m)    Internal Control and Procedures. The Issuer has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (A) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Issuer, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Issuer are being made only in accordance with appropriate authorizations of management and the board of directors of the Issuer and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Issuer. Save as disclosed in the Issuer SEC Documents, there are no material weaknesses or significant deficiencies in the Issuer’s internal controls. The Issuer’s auditors and the audit committee of the board of directors of the Issuer have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls over financial reporting. Since September 30, 2019, except as disclosed in the Issuer SEC Documents, there has been no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting, except for the implementation of certain measures to address the material weaknesses in the Issuer’s internal control over financial reporting that has been disclosed in the Issuer SEC Documents.

(n)    No Undisclosed Liabilities. Except as disclosed in the Issuer SEC Documents, there are no liabilities of the Issuer or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities reflected on, reserved against, or disclosed in the Issuer’s audited consolidated balance sheet as of September 30, 2019, (ii) liabilities incurred in the ordinary course of business consistent with past practices, (iii) any other undisclosed liabilities that are not material to the Issuer and its Subsidiaries on a consolidated basis, and (iv) any liabilities incurred as a result of the Issuer’s performing the transactions contemplated by any Transaction Document. There are no unconsolidated Subsidiaries of the Issuer or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Issuer SEC Documents nor any obligations to enter into any such arrangements.

(o)    Investment Company. The Issuer is not and, after giving effect to the offering and sale of the Securities, the consummation of the offering and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(p)    No Registration. Assuming the accuracy of the representations and warranties set forth in Section 4 of this Agreement, it is not necessary in connection with the issuance and sale of the Securities (and, when issued, the Conversion Shares and the Warrant Shares) to register the Securities (and, when issued, the Conversion Shares and the Warrant Shares) under the Securities Act or to qualify or register them under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Issuer, any of its Affiliates or any person acting on its behalf with respect to any Securities; and none of such persons has taken any actions that would result in the sale of the Securities to the Purchaser under this Agreement requiring registration under the Securities Act; and the Issuer is a “foreign issuer” (as defined in Regulation S).

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(q)    Absence of Changes. Since September 30, 2019, except as disclosed in the Issuer SEC Documents, the Issuer and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been

(i)    any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Issuer or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Issuer or to any of the Issuer’s wholly owned Subsidiaries);

(ii)    any issuances or sales of shares of capital stock or other securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Issuer or any of its Subsidiaries or any redemption, share splits, reclassifications, share dividends, share combinations or other recapitalizations of any such securities other than pursuant to any employee benefit plan effective as at the date of this Agreement;

(iii)    any amendment to the constitutional documents of the Issuer;

(iv)    any redemption or repurchase of any equity securities of the Issuer; or

(v)    any entry into any contract, agreement, instrument or other document in respect of any of the foregoing.

(r)    Contracts. The Issuer has filed as exhibits to the Issuer SEC Documents all contracts, agreements and instruments (including all amendments thereto) to which the Issuer or any of its Subsidiaries is a party or by which it is bound and which is material to the business of the Issuer and its Subsidiaries, taken as a whole, and are required to be filed as an exhibit to the Issuer SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC(the “Material Contracts”). Each Material Contract is in full force and effect and, to the knowledge of the Issuer, enforceable against the counterparties of the Issuer or the Subsidiaries party thereto, except for the contracts and agreements that have already expired pursuant to the terms therein (which for the avoidance of doubt excludes those contracts or agreements that had been terminated by the other party thereto for cause) or amendments thereto. The Issuer and its Subsidiaries and, to the knowledge of the Issuer, each other party thereto, are not in default under, or in breach or violation of, any Material Contract, in all material respects. To the Issuer’s knowledge, no event, fact or circumstance has occurred that will have or is reasonably expected to have a material adverse impact on the renewal or extension of any Material Contract.

(s)    Intellectual Property. All registered or unregistered, (i) patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (ii) trademarks, trade names, brand names, logos and corporate names and all goodwill related thereto; (iii) copyrights; (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; and (vi) domain names, Internet addresses and other computer identifiers, in each case that is material to the business of the Issuer or any of its Subsidiaries as currently being conducted (the “Intellectual Property”) is either (a) owned by the Issuer or one or more of its Subsidiaries or (b) is used by the Issuer or one or more of its Subsidiaries pursuant to a valid license. To the knowledge of the Issuer, there are no material infringements or other material violations of any Intellectual Property owned by the Issuer or any of its Subsidiaries by any third party. The Issuer and its Subsidiaries have taken all necessary actions to maintain and protect each item of Intellectual Property. The conduct of the business of the Issuer and its Subsidiaries does not infringe or otherwise violate any intellectual property or other proprietary rights of any other person in material respects, and there is no action pending or, to the knowledge of the Issuer, threatened alleging any such infringement or violation or challenging the Issuer’s or any of its Subsidiaries’ rights in or to any Intellectual Property which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(t)    Employment Matters.

(i)    Neither the Issuer nor any of its Significant Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Issuer or any of its Significant Subsidiaries. There are no unfair labor practice complaints pending, or to the knowledge of the Issuer, threatened, against the Issuer or any of its Significant Subsidiaries before any Governmental Authority. Except as disclosed in the Issuer SEC Documents, each of the Issuer and its Subsidiaries complies with all applicable laws relating to employment and employment practices (including without limitation, terms and conditions of employment, termination of employment, mandatory severance benefits, pension programs, social insurance programs, employee health and safety, equal employment, employment of veterans and the handicapped, and prohibition of discrimination) in all material aspects. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Issuer, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Issuer or any of its Significant Subsidiaries.

(ii)    Each employee benefit plan is in compliance in all material respects with its terms and the requirements of all applicable laws. All employer and employee contributions to any employee benefit plan required by the terms of such employee benefit plan or by the applicable laws have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all applicable laws.

(u)    Tax Status. Except as disclosed in the Issuer SEC Documents, the Issuer and each of its Subsidiaries (i) has made or filed in the appropriate jurisdictions all material foreign, federal and state income and all other tax returns required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, and (ii) has paid all material Taxes and other governmental assessments and charges shown or determined to be due on such Returns, except those being contested or will be contested in good faith. Except as disclosed in the Issuer SEC Documents, neither the Issuer nor any of its Subsidiaries has received notice regarding unpaid foreign, federal and state income in any amount or any Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Issuer is not aware of any reasonable basis for such claim. No Returns filed by or on behalf of the Issuer or any of its Subsidiaries with respect to material Taxes are currently being audited, and neither the Issuer nor any of its Subsidiaries has received notice of any such audit.

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(v)    Tax Election. No Tax elections under the income tax laws of the United States have been made with respect to the Issuer or any of its Subsidiaries. None of the Issuer or any of its Subsidiaries is, or is at risk of being or becoming, classified as a “passive foreign investment company” or a “controlled foreign corporation” for United States federal income tax purposes.

(w)    Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and other Transaction Documents, each of the Issuer and its Subsidiaries (i) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due) and (ii) will have adequate capital and liquidity with which to engage in the their businesses as currently conducted and as described in the Issuer SEC Documents.

(x)    Variable Interest Entities. The Issuer controls its variable interest entity, Shanghai Qingke E-commerce Co., Ltd, through a series of contractual arrangements (“Control Contracts”), and there is no enforceable agreement or understanding to rescind, amend or change the nature of such captive structure or the terms of the Control Contracts.

(y)    Environment. Except as disclosed in the Issuer SEC Documents, each of the Issuer and its Subsidiaries (i) has at all times complied and are presently in compliance with all applicable environmental laws in the PRC in all material respects; (ii) has not received any notice, demand, claim, letter or request for information, relating to any alleged violation of Environmental Law, or otherwise identifies an environmental concern, health and safety concern or any other concern relating to the security and protection of people, property, flora and fauna relating thereto; (iii) possesses all approvals, consents or authorizations required under Environmental Laws for its business as presently conducted and there are no circumstances that could reasonably be expected to result in any such approvals, consents or authorizations being revoked, terminated, revised, amended or not renewed in the ordinary course of its business. There has been no incident of any occupational disease incurred by any employees of the Issuer or any of its Subsidiaries due to harmful factors present in their working environment or the nature of their work, and there are no other circumstances or conditions.

For the purpose of this Agreement, the Issuer and its Subsidiaries are collectively referred to as the “Group Companies” and each a “Group Company”; “Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than 50% of the issued and outstanding share capital, voting interests or registered capital and, for the avoidance of doubt, “Subsidiaries” includes any variable interest entity over which the Issuer or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with the Issuer in accordance with general accepted accounting principles applicable to the Issuer and any Subsidiaries of such variable interest entity; “Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person; and “Controls” means the possession, direct or indirect, of the power or authority to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (i) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or (ii) the power to appoint or elect a majority of the members of the board of directors of such Person.

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4.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Issuer that:

(a)    Authorization. It has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)    Purchase Entirely for Own Account. The Purchaser is acquiring the Securities and the Warrants pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the registration requirements of the Securities Act.

(c)    Legend. The Purchaser understands that the certificate representing the Notes will bear a legend to the following effect:

“THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THE NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

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(1)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)	OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;

(3)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THE NOTE OR SECURITIES REPRESENTED HEREBY; OR

(4)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(d)

Private Placement. The Purchaser understands that (a) the Notes and the Warrants have not been registered under the Securities Act or any state securities laws, by reason of its issuance by the Issuer in a transaction exempt from the registration requirements thereof and (b) the Notes and the Warrants may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

(e)	Regulation S. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(f)

Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Notes and the Warrants to the Purchaser pursuant hereto, the Issuer is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring the Notes and the Warrants in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(g)	Non-affiliate. The Purchaser is not an “affiliate” of the Issuer as such term is defined in Rule 405 under the Securities Act.

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(h)

Information. To the extent deemed appropriate by the Purchaser, the Purchaser has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Notes and the Warrants.

5.    Conditions of the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase each Note under this Agreement are subject to the fulfillment, on or before the corresponding Closing, of each of the following conditions, unless otherwise waived in writing by the Purchaser:

(a)    Representations and Warranties. The representations and warranties of the Issuer contained in Section 3 hereof shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)    Qualifications. All authorizations, approvals or permits, if any, of any federal or state governmental authority or regulatory body or of any other person that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.

(c)    The Issuer shall have performed and complied with all, and not be in breach or default in under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date in all material aspects.

(d)    There shall have been no Material Adverse Effect with respect to the Issuer.

(e)    All corporate and other actions required to be taken by the Issuer in connection with the issuance and sale of the Securities and the Issuer’s execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall have been completed.

(f)    The Purchaser shall have received an opinion, dated the Initial Closing Date, of Conyers Dill & Pearman, Cayman counsel to the Issuer, in form and substance reasonably satisfactory to the Purchaser.

(g)    The Purchaser shall have received lock-up letters signed by CHENGBOHAN INC., CP QK Singapore Pte Ltd., Foresight (International) Investment (Consulting) Co., Ltd, FORTUNEVC SH Holding INC., FORTUNEVC XM Holding INC., NEWSION ONE INC., NEWSION TWO INC., North Haven Private Equity Asia Harbor Company Limited, XIAOBING Holding INC., YOUZHEN INC., and SAIF IV Consumer (BVI) Limited.

(h)    The Issuer shall have duly executed and delivered each Transaction Document to which it is a party to the Purchaser at or prior to Closing.

The Purchaser shall have received a certificate signed by a director or officer of the Issuer confirming the satisfaction of this Section 5.

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6.    Conditions of the Issuer’ Obligations at the Closing. The obligations of the Issuer to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, as applicable, of each of the following conditions, unless otherwise waived in writing by the Issuer:

(a)    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)    Qualifications. All authorizations, approvals or permits, if any, of any federal or state governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.

(c)    The Purchaser shall have performed and complied with all, and not be in breach or default in under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date in all material aspects.

7.    Covenants.

(a)	Conduct of Business of the Issuer. From the date hereof until the Initial Closing Date:

(i)    the Issuer shall, and the Issuer shall cause each of its Subsidiaries to (i) conduct its business and operations in the ordinary course of business consistent with past practice, and (ii) not take any action, or omit to take any action, that would reasonably be expected to make any of its representations and warranties in this Agreement untrue at, or as of any time before, the Initial Closing Date;

(ii)    the Issuer shall (i) take all commercially reasonable actions necessary to continue the listing and trading of its ADSs on the NASDAQ and shall comply with the Issuer’s reporting, filing and other obligations under the rules of the NASDAQ, and (ii) file with the NASDAQ a supplemental listing application in respect of the Conversion Shares and the Warrant Shares, when issued and delivered in the manner contemplated by the Initial Notes and the Warrants respectively; and

(iii)    the Issuer shall promptly notify the Purchaser of any event, condition or circumstance occurring prior to the Initial Closing Date that would constitute a breach of any terms and conditions contained in this Agreement.

(b)

FPI Status. Without limiting the generality of the foregoing, the Issuer shall promptly after the date hereof and reasonably prior to the Initial Closing Date take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the NASDAQ with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any NASDAQ rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the SEC and NASDAQ and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Issuer will use commercially reasonable efforts to continue the listing and trading of its ADSs on NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Issuer’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

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(c)

Further Assurances. From the date of this Agreement until the Initial Closing Date, the Parties shall each use their respective reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby and by the Transaction Documents.

(d)

No Contract. Without limiting the generality of the foregoing, the Issuer agrees that from the date hereof until the Initial Closing Date, it shall not make (or otherwise enter into any contract with respect to) (x) any material change in any method of accounting or accounting practice by the Issuer or any of its Subsidiaries; (y) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Issuer or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Issuer or to any of the Issuer’s Subsidiaries) or (z) any redemption, repurchase or other acquisition of any share capital of the Issuer or any of its Subsidiaries, except in each case for the avoidance of doubt as contemplated by the Transaction Documents.

(e)

Reservation of Shares. The Issuer shall ensure that it has sufficient number of duly authorized Class A Ordinary Shares to comply with its obligations to issue the Conversion Shares and Warrant Shares pursuant to the Note Documents and the Warrants respectively.

(f)

Use of Proceeds. Unless otherwise approved by the Purchaser, the Issuer shall use the proceeds from the issuance of the Initial Note solely for the Issuer’s acquisition to acquire lease contracts with landlords and tenants and related fixtures and equipment from a rental service company.

8.    Registration Rights. The Purchaser or the Holder, as applicable, shall have such registration rights as set forth in Exhibit C.

9.    Indemnification.

(a)

Subject to the other provisions of this Section 9, the Issuer (the “Indemnifying Party”) shall, to the extent permitted by applicable law, indemnify, defend and hold harmless the Purchaser, its Affiliates, and its and its Affiliates’ members, partners, managers, directors, officers, employees, advisors and agents (each, an “Indemnified Party”) from and against any and all losses, liabilities, damages, claims, proceedings, costs and expenses (including reasonable attorney’s fees in connection with any investigation or defense of a claim indemnifiable under this Section 9) (collectively, “Losses”) resulting from or arising out of: (i) any breach or violation of, or inaccuracy in, any representation or warranty respectively made by the Indemnifying Party under this Agreement; or (ii) any breach or violation of, or failure to perform, any covenants or agreements respectively made by or on behalf of, or to be performed by, the Indemnifying Party under this Agreement.

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(b)

The Indemnifying Party shall not be liable for any Loss consisting of punitive damages (except to the extent that such punitive damages are awarded to a third party against an Indemnified Party in connection with a third party claim).

(c)

The maximum aggregate amount of Losses that the Indemnified Parties will be entitled to recover pursuant to Section 9(a)(i) shall be limited to 100% of the principal amount of the Notes subject to the claim. Notwithstanding the foregoing or anything else to the contrary contained herein, the limitations on indemnification set forth in this Agreement (including, without limitation, the limitations set forth in this Section 9) shall not apply to any claim based on fraud, willful misrepresentation or willful misconduct of the Indemnifying Party or its Subsidiaries or Affiliates.

(d)	An Indemnified Party shall not be entitled to recover from the Indemnifying Party under this Agreement more than once in respect of the same Losses suffered.

(e)

In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s good faith estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure, delay or deficiency in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure, delay or deficiency. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

10.    Confidentiality. The parties acknowledge that any oral or written information exchanged among them with respect to this Agreement and implementation thereof is confidential information. The parties shall maintain the confidentiality of all such information, and without the written consent of other party, no party shall disclose any relevant information to any third party, except in the following circumstances: (i) such information is in the public domain (provided that this is not the result of a public disclosure by the receiving party in violation of its confidentiality obligation hereunder); (ii) information disclosed as required by applicable laws or rules or regulations of any stock exchange or regulator; or (iii) information required to be disclosed by any party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any party shall be deemed disclosure of such confidential information by such party, which party shall be held liable for breach of this Agreement. This Section 10 shall survive the termination of this Agreement for any reason.

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11.    Termination.

(a)    This Agreement shall automatically terminate as between the Issuer and the Purchaser upon the earliest to occur of:

(i)    the written consent of each of the Issuer and the Purchaser;

(ii)    the delivery of written notice to terminate by either the Issuer or the Purchaser if Initial Closing Date shall not have occurred within 3 months after the date of this Agreement; provided, however, that such right to terminate this Agreement under this Section 11(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Initial Closing Date to occur on or prior to such date; or

(iii)    by the Issuer or the Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such judgment or other action shall have become final and non-appealable.

(b)    Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Section 10, Section 12(b), Section 12(c) and Section 12(f) hereof, which shall survive any termination under this Section 11; provided, that neither the Issuer nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

12.    Miscellaneous.

(a)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Governing Law. Governing Law. This note will be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws, provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(c)    Jurisdiction. The parties irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York, over any suit, action, or proceeding arising out of or relating to this Agreement, Note or the Warrant. The parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. The parties agree that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three Business Days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the other party’s right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at such party’s address or facsimile number as set forth on the signature page below or as subsequently modified by written notice.

(g)    Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each party hereto. Any amendment or waiver effected in accordance with this Section 12(g) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Issuer.

(h)    Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(i)    Entire Agreement. This Agreement, the Note and the Warrants constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Remainder of this page is intentionally left blank]

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The parties have executed this Agreement as of the date first written above.

ISSUER:

Q&K International Group Limited

By:	/s/ Zhichen Sun
Name:	Zhichen Sun
Title:	Chief Financial Officer

Attention:	ZHICHEN SUN
Address:	Suite 1607, Building A
No.596 Middle Longhua Road
Xuhui District, Shanghai, 200032
People’s Republic of China
Telephone:	+13671838929
E-mail:	frank@qk365.com

Q&K INTERNATIONAL GROUP LIMITED - SIGNATURE PAGE TO CONVERTIBLE NOTES AND WARRANT PURCHASE AGREEMENT

The party have executed this Agreement as of the date first written above.

PURCHASER:

Veneto Holdings Ltd.

By:	/s/ Danai Rojanavanichkul
Name:	Danai Rojanavanichkul
Title:	Director

Attention:	Danai Rojanavanichkul
Address:	369 Khaosarn Alley,
Samphanthawong Sub-District
Samphanthawong District Bangkok,
Thailand
Telephone:	+66 81 3483579
E-mail:	danai-h@hotmail.com

Q&K INTERNATIONAL GROUP LIMITED - SIGNATURE PAGE TO CONVERTIBLE NOTES AND WARRANT PURCHASE AGREEMENT

EXHIBIT A

FORM OF CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THIS NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

(1)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)	OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;

(3)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS NOTE OR SECURITIES REPRESENTED HEREBY; OR

(4)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

SERIES 1 CONVERTIBLE NOTE

US$[insert principal amount]	[insert month/date/year]

For value received, Q&K International Group Limited, a company incorporated under the laws of the Cayman Islands and listed on NASDAQ under ticker symbol of QK (the “Issuer”), promises to pay to Veneto Holdings Ltd. or its permitted transferee (the “Holder”), the principal amount of US$[insert principal amount], unless the outstanding principal amount is settled in accordance with Section 3, on the Maturity Date (as defined below). This Note is issued pursuant to that certain Convertible Notes and Warrant Purchase Agreement dated July 22, 2020 between the Issuer and the Holder (the “Purchase Agreement”). Unless otherwise explicitly provided herein, the capitalized terms in this Note shall have the same meaning as ascribed in the Purchase Agreement. This Note is subject to the following terms and conditions, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.    Priority. The Note ranks senior in right of payment to any of the Issuer’s future indebtedness that is expressly subordinated in right of payment to this Note, constitutes direct, unconditional, unsecured and unsubordinated obligations of the Issuer and will at all times rank pari passu with all other present and future unconditional and unsubordinated obligations of the Issuer (other than those preferred by applicable law that are mandatory and of general application), junior in right of payment to any of the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all future indebtedness incurred by the Issuer’s Subsidiaries and their other liabilities (including trade payables).

2.    Maturity. The maturity date of this Note shall be [insert date that is 4 years from the issue date of this Note] (the “Maturity Date”). Unless converted as provided in Section 3, the outstanding principal amount of this Note and any accrued but unpaid interest under this Note (including any accrued and unpaid interest on the Defaulted Amounts, if any) shall be due and payable upon the earliest to occur of the following: (a) the Maturity Date or (b) pursuant to Section 7.

3.    Conversion.

(a)    Optional Conversion. Subject to the terms of this Note, the Holder at any time on or after the 41st day after the issue date of this Note and prior to the Maturity Date, at its option, may convert in whole but not in part the entire outstanding principal amount and the Applicable Share Interest (as defined below) of this Note into the Issuer’s American Depositary Shares (the “ADSs”, each ADS represents 30 Class A Ordinary Shares of the Issuer) (the “Conversion”) upon the delivery of a conversion notice to the Issuer (the “Conversion Notice”, and such date of delivery, the “Conversion Date”). The number of the ADSs to be issued upon such Conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount and the Applicable Share Interest of this Note as of the Conversion Date by (ii) the conversion price (the “Conversion Price”), which subject to adjustment pursuant to Section 8 of this Note, shall be (i) US$ [insert the price calculated as one hundred and twenty percent (120)% of the 30-Trading Day VWAP as of the issue date of the Initial Note] per ADS, or (ii) if the Issuer completes an ADS offering of at least US$50 million within eighteen (18) months after the issue date of this Note (the “ADS Offering”), eighty percent (80)% of the issue price per ADS in such ADS Offering, such adjusted conversion price shall be effective on the day immediately succeeding the closing date of the ADS Offering.

“30-Trading Day VWAP” means the VWAP of the ADSs over the 30 Trading Day-period including the Trading Day immediately preceding the relevant date.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the NASDAQ (or the principal U.S. national or regional securities exchange on which the ADSs are traded). If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Ordinary Shares” means class A ordinary shares of the Issuer, par value US$0.00001 per ordinary share, as of the date of this Note,

“Trading Day” means a day on which (a) trading in the ADSs (or other Issuer security for which a closing sale price must be determined) generally occurs on the NASDAQ or, if the ADSs (or such other security) are not then listed on the NASDAQ, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (b) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded.

“VWAP” means the volume weighted average prices of the Ordinary Shares or ADSs, as the case may be, on the relevant Trading Day or the relevant Trading Day-period quoted on Bloomberg under the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) where implemented, from 9:30 to 16:00, New York City time or, if unavailable on Bloomberg, from such other source as will be determined appropriate by a leading investment bank of international repute. Adjustments to the VWAP will be made to reflect the occurrence of any of the adjustment events described in Section 8, to the extent such events are not reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s). For the avoidance of doubt, if the adjustment event(s) described in Section 8 is reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s), then the adjustment formula provided in Section 8 for such adjustment event(s) will not apply.

(b)    Mandatory Conversion. The Issuer may at its option, upon the delivery of a mandatory conversion notice to the Holder (the “Mandatory Conversion Notice”, and such date of delivery, the “Mandatory Conversion Date”), require the Holder to convert all the outstanding principal amount and all the accrued but unpaid Applicable Share Interest as of the Mandatory Conversion Date into the ADSs at the applicable Conversion Price under Section 3(a), in the event that: (i) the Last Reported Sale Price of the ADS of the Issuer is no less than US$22.00 per ADS, subject to adjustment pursuant to Section 8 of this Note, for more than sixty (60) consecutive Trading Days and (ii) the average daily trading volume during such sixty (60) consecutive Trading Days is more than US$15 million per Trading Day.

(c)    Mechanics and Effect of Conversion. No fractional ADSs of the Issuer will be issued upon Conversion of this Note. In lieu of any fractional ADS to which the Holder would otherwise be entitled, the Issuer will pay to the Holder in cash the amount of the unconverted principal or on this Note that would otherwise be converted into such fractional ADSs. Upon Conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Issuer or any transfer agent of the Issuer. At its expense, the Issuer will, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of ADSs to which the Holder is entitled upon such Conversion, together with any check payable to the Holder for any cash amounts payable as described herein. Upon Conversion or repayment of this Note, the Issuer will be forever released from all of its obligations and liabilities under this Note and the Purchase Agreement with regard to the principal amount and accrued interest being converted or repaid including without limitation the obligation to pay the principal amount and accrued interest. The Holder hereby agrees to execute and deliver documents or information that may be required by applicable law, regulation or depositary procedures relating to the purchase, sale or delivery of the ADSs.

(d) Notwithstanding the foregoing, if a Conversion Date or transfer in respect of this Note would otherwise fall during a period in which the register of ADSs of the depositary is closed generally or for the purpose of establishing entitlement to any distribution or other rights attaching to the ADSs (a “Book Closure Period”), such Conversion Date or transfer date will be postponed to the first Trading Day following the expiry of such Book Closure Period.

(e) For the avoidance of doubt, the Holder hereby acknowledges and agrees that it has not been conferred with any of the rights of a shareholder of the Issuer, including the right to vote as such, by any of the provisions hereof or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, (b) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise), (c) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise, and that it will have no such rights until this Note will have been converted in whole and all ADSs issuable upon the whole conversion hereof will have been issued, as provided for in this Note.

4.    Interest.

(a)    Interest; Payment and Accrual. Interest shall accrue from and including the issue date of this Note on the outstanding principal amount at the rate of [insert [15.0% per annum] for Series 1 Notes] (the “Interest”), of which

(i) [insert [7.5% per annum] for Series 1 Notes] shall be payable in cash (the “Cash Interest”) annually in arrears on [insert month and day of the issue date of this Notes] of each year (each a “Cash Interest Payment Date”). The first Cash Interest payment on this Note will be in respect of interest that accrues from (and including) [insert issue date of this Note] to (but excluding) [insert first anniversary date of this Note]. This Note will cease to bear Cash Interest (a) where the conversion right attached to this Note shall have been exercised by a Holder, from and including the Cash Interest Payment Date immediately preceding the relevant Conversion Date or Mandatory Conversion Date as the case may be, or if none, the issue date of this Note or (b) on Maturity Date if there is no conversion. If interest is required to be calculated for a period of less than a complete Cash Interest Period (as defined below), the amount of interest payable for any period shall be equal to the product of [insert [7.5% per annum] for Series 1 Notes] of the outstanding principal amount as of the Cash Interest Payment Date and the day-count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The relevant day-count fraction will be determined on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed. The period beginning on and including the issue date of this Note and ending on but excluding the first Cash Interest Payment Date and each successive period beginning on and including a Cash Interest Payment Date and ending on but excluding the next succeeding Cash Interest Payment Date is called a “Cash Interest Period”; and

(ii) [insert [7.5% per annum] for Series 1 Notes] (the “Applicable Share Interest”) shall be payable in cash on the Maturity Date or, if this Note is converted prior to Maturity Date, by delivery of Conversion ADS pursuant to Section 3 on the Conversion Date or Mandatory Conversion Date, as applicable (each a “Share Interest Payment Date”). The Applicable Share Interest shall be in respect of interest that accrues from (and including) [insert issue date of this Note] to (but excluding) the Share Interest Payment Date. This Note will cease to bear Applicable Share Interest (a) on the relevant Conversion Date or Mandatory Conversion Date as the case may be where the conversion right attached to this Note shall have been exercised by a Holder or (b) on Maturity Date if there is no conversion of this Note. If interest is required to be calculated for a period of less than a complete Share Interest Period (as defined below), the amount of interest payable for any period shall be equal to the product of [insert [7.5% per annum] for Series 1 Notes] of the outstanding principal amount as of the Share Interest Payment Date and the day-count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The relevant day-count fraction will be determined on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed. The period beginning on and including the issue date of this Note and ending on but excluding the Share Interest Payment Date is called a “Share Interest Period”.

5.    Payment; Prepayment. Any outstanding principal amount and any accrued but unpaid interest on this Note that are payable in cash pursuant to this Note, all other cash payments shall be made in lawful money of the United States of America by check sent to the address or by wire transfer for the account of the Holder as the Holder may designate from time to time and notify in writing to the Issuer at least three Business Days prior to each payment date. If any such payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal amount. Notwithstanding anything to the contrary, voluntary prepayment of this Note may not be made without the prior written consent of the Holder. For the avoidance of doubt, any payments made pursuant to Section 3 shall not be considered a prepayment.

6.    Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred to a permitted transferee by the Holder upon surrender of the original Note for registration of transfer, duly endorsed, and accompanied by a duly executed written instrument of transfer, provided any transfer of this Note may only be made in minimum denomination of US$1,000,000 and integral multiples of US$1,000 in excess thereof . Thereupon, a new note for the outstanding principal amount will be issued to, and registered in the name of, the permitted transferee. Any interest, principal amount, ADSs or any other amounts payable under this Note is payable only to the Holder of this Note registered in the records of the Issuer.

7.    Events of Default.

(a)    For purpose of this Note, each of the following events shall be an “Event of Default” hereunder:

(i)    Failure to Pay Principal. The Issuer defaults in the payment of principal of this Note when due and payable on the Maturity Date upon declaration of acceleration or otherwise;

(ii)    Failure to Pay Interest. The Issuer defaults in the payment of Cash Interest when any such interest payment becomes due and payable and the default continues for a period of thirty (30) days;

(iii)    Breach of Conversion Obligation. The Issuer fails to comply with its obligation to issue the ADSs in accordance with Section 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of ten (10) Business Days;

(iv)    Breach of Section 9. The Issuer fails to comply with its repurchase obligations under Section 9 and such failure has not been fully and completely remedied within thirty (30) days;

(v)    Breach of Other Obligations. The Issuer fails for sixty (60) days after written notice from the Holder has been received by the Issuer to comply with any of its other agreements contained in any Transaction Document to which the Issuer is a party;

(vi)    Cross Default. Any default by the Issuer or any Significant Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$80 million (or the foreign currency equivalent thereof) in the aggregate of the Issuer and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived or such indebtedness shall not have been repaid, as the case may be, within 30 days after written notice from the Holder;

(vii)    Adverse Judgment. A final judgment for the payment of US$5 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Issuer or any Significant Subsidiary of the Issuer, which judgment is not paid when due, bonded or otherwise discharged or stayed within sixty (60) days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(viii)    Trading Suspension. The ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying this Note) have been suspended from trading on The NASDAQ Global Market or its successor for a period of 90 consecutive Trading Days or for more than 180 Trading Days in any 12-month period;

(ix)    Bankruptcy. The Issuer or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to the Issuer or any such Significant Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(x)    Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

(xi)    The Issuer applies the proceeds from the sale of this Note to purposes other than those set forth in Section 2 of the Purchase Agreement;

(xii)    The Issuer or any Significant Subsidiary stops or suspends payment to its creditors generally or is unable to or admits its inability to pay its debts as they fall due, or, any of the Issuer or Significant Subsidiaries is declared or becomes bankrupt or insolvent;

(xiii)    The Issuer or any Significant Subsidiary commences or has commenced against it any proceeding to dissolve or otherwise terminate its existence under any dissolution, liquidation or similar statue now or hereafter in effect or the board of directors or shareholders of the Issuer or Significant Subsidiaries take any corporate action in furtherance of any of the foregoing;

(xiv)    The Issuer or any Significant Subsidiary files any petition or action for relief under any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, moratorium or any other similar law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or the board of directors or shareholders of the Issuer or Significant Subsidiaries take any corporate action in furtherance of any of the foregoing; or

(xv)    The consummation of any transaction which results in the sale, transfer or exchange of all or substantially all of the outstanding voting shares of any of the Issuer or Significant Subsidiaries, or the sale of all or substantially all of the assets of any of the Issuer or Significant Subsidiaries.

(b)     Consequences of Events of Default. If any one or more of the Events of Default shall occur, the Holder may, by written notice to the Issuer:

(i)    Declare all then outstanding principal amount and any accrued but unpaid interest under this Note be, where upon they shall become, immediately due and payable without further demand, notice or other legal formality of any kind; and/or

(ii)    Elect to convert all then outstanding principal amount and any accrued but unpaid Applicable Share Interest under this Note into ADSs of the Issuer.

8.    Adjustments.

(a)    If the Issuer determines that an adjustment should be made to the Conversion Price due to consolidation, subdivision, reclassification, capitalization of profits or reserves or other analogous events, the Issuer will at its own expense request an independent investment bank of international repute (the “Independent Bank”) to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, the date on which such adjustment should take effect and upon such determination by the Independent Bank such adjustment (if any) will be made and will take effect in accordance with such determination by the Independent Bank.

(b)    General Provisions Relating to Changes in Conversion Price.

(i)    Minor adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of one U.S. dollar cent, will be rounded down to the nearest one U.S. dollar cent. No adjustment will be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price, as applicable, then in effect. Any amount by which the Conversion Price has not been rounded down will be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment will be given by the Issuer to the Holder in accordance with Section 13 as soon as practicable after the determination thereof, as well as a statement of how such adjustments were calculated.

(ii)    Minimum Conversion Price: The Conversion Price may not be reduced so that, on a conversion of this Note, ADSs or Ordinary Shares will be required to be issued in any circumstances not permitted by applicable laws or regulations.

(iii)    Multiple Events: Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of an Independent Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification will be made to the operation of the foregoing provisions as may be advised by such Independent Bank to be in its opinion appropriate in order to give such intended result.

(iv)    All calculations and other determinations under this Section 8 will be made by the Issuer in good faith and will be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(c)    Effect. Upon such determination, such adjustment (if any) will be made and will take effect in accordance with such determination by the Independent Bank.

(d)    If at any time while this Note is outstanding, the Issuer grants, issues or sells any rights to purchase shares, warrants, securities or other property pro rata to all the record holders of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights to the extent permitted by applicable law and regulation, the aggregate Purchase Rights which the Holder could have acquired as if the Holder had held the number of Class A Ordinary Shares or ADSs issuable upon the full conversion of this Note on the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights, provided that the ownership percentage of the Holder shall not exceed 30% of the Issuer’s Common Equity (the “Ownership Cap”) immediately after such subscription and purchase.

9.    Repurchase.

(a)    [Reserved]

(b)    Repurchase on Fundamental Change. If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Issuer to repurchase for cash all of the outstanding principal amount of this Note or any portion thereof on the date (the “Fundamental Change Repurchase Date”) notified in writing by the Issuer that is not less than 20 Business Days and not more than 35 Business Days following the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to (i) 100% of the outstanding principal amount subject of the Fundamental Change Repurchase Notice (as defined below), plus (ii) accrued and unpaid interest thereon pursuant to Section 4 (including any accrued and unpaid interest on the Defaulted Amounts, if any), and plus (iii) the Repurchase Deferential (the “Fundamental Change Repurchase Price”). Repurchase Deferential means the amount resulting from A minus B, where:

A = (the outstanding principal amount of this Note as of the Fundamental Change Repurchase Date subject of the applicable Fundamental Change Repurchase Notice x 25% per annum) x the number of days from [insert the issue date of this Note] to but excluding the Fundamental Change Repurchase Date;

B = the sum of the aggregate Cash Interest on the outstanding principal amount of this Note as of the Fundamental Change Repurchase Date subject of the applicable Fundamental Change Repurchase Notice that have been paid or accrued and unpaid as of the Fundamental Change Repurchase Date;

The relevant day-count fraction will be determined on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

(c)    Delivery of Fundamental Change Repurchase Notice and this Note by the Holder.

i.

Repurchases of this Note under Section 9(b) shall be made, at the option of the Holder thereof, upon: (i) delivery by the Holder to the Issuer of a duly completed notice (the “Fundamental Change Repurchase Notice”), on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (ii) delivery of this Note to the Issuer at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements and any documents for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

ii.

Each Fundamental Change Repurchase Notice delivered pursuant to this Section 9(c) shall state (i) the portion of the principal amount of this Note to be repurchased and (ii) that the Note is to be repurchased by the Issuer pursuant to the applicable provisions of this Note.

iii.

Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Issuer in accordance with Section 9(g).

(d)    Fundamental Change Company Notice. On or before the 30th calendar day after the occurrence or the effective date of a Fundamental Change, the Issuer shall provide to the Holder a written notice (the “Fundamental Change Company Notice”) by first class mail of the occurrence and the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof. Each Fundamental Change Company Notice shall specify:

i.	the events causing the Fundamental Change;

ii.	the date of the Fundamental Change;

iii.	the last date on which the Holder may exercise the repurchase right pursuant to this Section 9;

iv.	the Fundamental Change Repurchase Price;

v.	the Fundamental Change Repurchase Date;

vi.	if applicable, the conversion rate and any adjustments to the conversion rate;

vii.	that this Note may be converted only if any Fundamental Change Repurchase Notice that has been delivered by the Holder has been withdrawn in accordance with the terms of this Note; and

viii.	the procedures that the Holder must follow to require the Issuer to repurchase the Note.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the procedures for the repurchase of this Note pursuant to this Section 9.

(e)    Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Issuer in accordance with this Section 9(f) at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying (a) the principal amount of this Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of this Note that remains subject to the original Fundamental Change Repurchase Notice.

(f)    Payment of Fundamental Change Repurchase Price.

i.

On or prior to 10:00 a.m., New York time, one Business Day prior to the Fundamental Change Repurchase Date, the Issuer shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of this Note to be repurchased at the appropriate Fundamental Change Repurchase Price. Payment for the applicable portion of this Note surrendered for repurchase (and not withdrawn in accordance with Section 9(f) will be made on the later of (i) the Fundamental Change Repurchase Date, provided the Holder has satisfied the conditions in this Section 9 and (ii) the time of delivery of the applicable portion of this Note by the Holder to the Issuer in the manner required by Section 9(c), by mailing checks for the amount payable to the Holder.

ii.

If by 10:00 a.m., New York time, one Business Day prior to the Fundamental Change Repurchase Date, the Issuer holds money sufficient to make payment on the applicable portion of this Note to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the applicable portion of this Note that has been properly surrendered for repurchase and not validly withdrawn in accordance with this Section 9, on such Fundamental Change Repurchase Date, (i) such portion of this Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of this Note and (iii) in the event the entire outstanding amount of this Note is surrendered by the Holder to be repurchased, this Note will be deemed to have been paid and all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price).

iii.

Upon the surrender of this Note that is to be repurchased in part pursuant to this Section 9, the Issuer shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the portion of this Note that is outstanding and not repurchased.

(g)    Covenant to Comply with Applicable Laws Upon Repurchase of this Note. In connection with any repurchase offer, the Issuer will, if required, comply with all US federal and state securities laws in connection with any offer by the Issuer to repurchase this Note so as to permit the rights and obligations under this Section 9 to be exercised in the time and in the manner specified in this Section 9.

10. Covenants

(a)    Payment of Principal and Interest. The Issuer covenants and agrees that it will cause to be paid the principal (including, if applicable, the Fundamental Change Repurchase Price) of, and accrued and unpaid interest on, this Note at the respective times and in the manner provided herein.

(b)    Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

(c)    No Withholding. All payments and deliveries made by, or on behalf of, the Issuer or any successor to the Issuer under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADSs) upon any conversion of this Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Issuer or any successor to the Issuer is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

(d)    Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Note; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law.

(e)    Compliance Certificates; Statements as to Defaults. The Issuer shall deliver to the Holder within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on September 30, 2020) and within 30 days of a written request made by the Holder an Officer’s Certificate stating that a review has been conducted of the Issuer’s activities under this Note and whether the Issuer has fulfilled its obligations hereunder, and whether such officer thereof have knowledge of any Default by the Issuer that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof. The Issuer shall deliver to the Holder, as soon as possible, and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default if such Default is then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Issuer is taking or proposing to take in respect thereof.

(f)    Further Instruments and Acts. Upon request of the Holder, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

(g)    New Note Instruments. Upon request of the Holder for this Note to be broken down into a number of note instruments of smaller principal amounts, the Issuer shall issue new note instruments of such smaller principal amounts without charge within three (3) Business Days after the date of such request, provided that each new note instrument will have a principal amount of at least US$1,000,000 and the existing note instrument of this Note shall be delivered by the Holder to the Issuer for cancellation.

(h)    Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory to the Issuer, or in the case of mutilation, upon surrender and cancellation thereof), the Issuer shall at the Holder’s expense within five (5) Business Days execute and deliver to the Holder, in lieu thereof, a new Note as replacement for this Note.

11. Transfer	Restrictions

(a)    The Holder covenants that this Note and/or the ADSs issuable upon conversion of this Note will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of this Note and/or the ADSs issuable upon conversion of this Note other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act (“Rule 144”), the Issuer may require the transferor to provide to the Issuer an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration under the Securities Act.

(b)    The Holder agrees to the imprinting, until no longer required by this Section 11, of the following legend on any certificate evidencing this Note, the ADSs issuable upon conversion of this Note, or the Ordinary Shares represented by such ADSs:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above shall be removed and the Issuer shall issue a certificate without such legend to the holder of this Note or the ADSs issuable upon conversion of this Note if, unless otherwise required by state securities laws, (i) such securities are registered for resale under the Securities Act and are transferred to a Holder pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Issuer with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Issuer, that the sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (iii) such Holder provides the Issuer with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

(c)    Notwithstanding anything to the contrary herein, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Issuer. Prior to presentation of this Note for registration of transfer, the Issuer shall treat the registered holder hereof as the owner and Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever.

12.    Governing Law; Jurisdiction.

(a)    Governing Law. This note will be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws, provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(b)    Jurisdiction. The Issuer irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. The Issuer agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law. The Issuer agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

13.    Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at such party’s address or facsimile number as set forth on the signature page below or as subsequently modified by written notice.

14.    Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Issuer and the Holder. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Issuer, the Holder and the transferee of this Note.

15.    Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single instrument.

16.    Action to Collect on Note. If action is instituted to collect on this Note due to any default by the Issuer, the Issuer promises to pay all reasonable collection costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

17.    Definition.

“Affiliate” means, with respect to any specified Person, any Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“board of directors” means the board of directors of the Issuer or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the People’s Republic of China (which for the purpose of this Note excludes Hong Kong SAR, Macau SAR and Taiwan), Singapore, Hong Kong or New York.

“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on this Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not paid when due or duly provided for pursuant to this Note.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs after the issue date of this Note:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Subsidiaries, the employee benefit plans of the Issuer and its Subsidiaries, the Permitted Holders, and any of the Holders has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Issuer’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Issuer, or transactions of similar effect, pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Significant Subsidiaries and Variable Interest Entities, taken as a whole, to any Person other than one of the Issuer’s wholly-owned Significant Subsidiaries; provided, however, that a transaction described in clause (b) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer; or

(d) the ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying this Note) cease to be listed or quoted on The NASDAQ Global Market or its successor;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for any fractional Ordinary Shares or ADSs and cash payments made in connection with dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or ADSs or depositary receipts in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions this Note become convertible into such consideration, excluding cash payments for any fractional Ordinary Shares or ADSs and cash payments made in connection with dissenters’ appraisal rights.

“GAAP” means the generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange.

“Issuer” shall have the meaning ascribed to such term in the Preamble.

“Note” shall have the meaning ascribed to such term in the preamble.

“Officer” means, with respect to the Issuer, the Chairman, President, the Chief Executive Officer, the Secretary, any Executive or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate”, when used with respect to the Issuer, means a certificate substantially in the form attached as Exhibit A.

“Permitted Holders” means CP Henry Singapore Pte. Ltd. or any of its Affiliates.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by such Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any Variable Interest Entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with GAAP applicable to such Person.

“U.S.” means United States.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

“Variable Interest Entity” shall have the meaning ascribed to such term in the Purchase Agreement.

17

IN WITNESS WHEREOF, the Issuer has executed this Note as of the date first set forth above.

ISSUER

Q&K INTERNATIONAL GROUP LIMITED

By:
Name:
Title:

Attention:	ZHICHEN SUN
Address:	Suite 1607, Building A
No.596 Middle Longhua Road
Xuhui District, Shanghai, 200032
People’s Republic of China
Telephone:	+13671838929
E-mail:	frank@qk365.com

Q&K INTERNATIONAL GROUP LIMITED - SIGNATURE PAGE TO CONVERTIBLE NOTE

IN WITNESS WHEREOF, the Holder has executed this Note as of the date first set forth above.

HOLDER:

VENETO HOLDINGS LTD.

By:
Name:	Danai Rojanavanichkul
Title:	Director

Attention:	Danai Rojanavanichkul
Address:	369 Khaosarn Alley, Samphanthawong
Sub-District Samphanthawong District
Bangkok, Thailand
Telephone:	+66 81 3483579
E-mail:	danai-h@hotmail.com

Q&K INTERNATIONAL GROUP LIMITED - SIGNATURE PAGE TO CONVERTIBLE NOTE

Exhibit A

COMPLIANCE CERTIFICATE

[●][name of investor]

[●][address]

Email: [●]

Attention: [●]

Date: October [●], 202[●]

Dear Sirs

Q&K INTERNATIONAL GROUP LIMITED

US$[●] CONVERTIBLE NOTE DUE [●]

(the “Note”)

I, the undersigned, being a duly authorized officer of Q&K International Group Limited (the “Issuer”), refer to Section 10(e) (Covenants - Compliance Certificates; Statements as to Defaults) of the Convertible Note between Veneto Holdings Ltd. and the Issuer, dated July 22, 2020 (the “Note Document”). Expressions which are given defined meanings in the Note Document have the same meanings when used herein.

Pursuant to Section 10(e) (Conditions of the Purchaser’s Obligations at Closing):

I hereby certify that, from October 1, 202[●] until September 30, 202[●] (the “Certification Date”), (i) a review has been conducted of the Issuer’s activities under this Note; (ii) the Issuer has complied with its obligations under the Purchase Agreement and the Notes; and (iii) no Default had occurred.

Yours faithfully for and on behalf of

Q&K INTERNATIONAL GROUP LIMITED

Name:
Title:

EXHIBIT B

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Date of Issuance: [insert month/day/year]

Number of American Depositary Shares: [Insert number]

Q&K WARRANT

TO PURCHASE ADSs

This Q&K Warrant to Purchase ADSs (this “Warrant”) is issued to Veneto Holdings Ltd. (the “Purchaser”) together with any permitted transferees, the “Holder”) by Q&K International Group Limited, a company incorporated under the laws of the Cayman Islands and listed on NASDAQ under ticker symbol of QK (the “Company”).

This Warrant is issued pursuant to, and in accordance with, a Convertible Notes and Warrant Purchase Agreement, dated July 22, 2020, by and among the Company, the Purchaser (as amended, supplemented or modified from time to time, the “Purchase Agreement”). The Holder is entitled to the benefits of this Warrant and the Purchase Agreement, subject to the terms and conditions set forth herein and therein, may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. All capitalized terms shall have the meanings attributed to such terms in Section 3 hereof. All capitalized terms not otherwise defined in this Warrant shall have the meanings attributed to such terms in the Purchase Agreement. In case of conflict between the terms of this Warrant and the Purchase Agreement, the terms of this Warrant shall prevail.

SECTION 1    Purchase of ADSs

Subject to the terms and conditions hereinafter set forth, the Holder is entitled to subscribe for and purchase from the Company, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), at any time until the Expiration Date, up to the number of ADSs of fully paid and nonassessable ADSs, at the Exercise Price. The purchase price of one ADS shall be equal to the Exercise Price.

1

Upon exercise of this Warrant, the Holder shall be entitled to enjoy the registration rights as a “Purchaser” under Section 8 of the Purchase Agreement with respect to the ADSs it has purchased pursuant to this Warrant, same as those applicable to other Purchasers.

SECTION 2    Expiration

This Warrant shall expire and have no further effect on [insert [month, day, year], which is five years after the warrant issue date], (the “Expiration Date”). Subject to the terms of this Warrant, the Holder may exercise in full or in part this Warrant at its sole discretion at any time on or before the Expiration Date.

SECTION 3    Definitions

3.1	“ADSs” means the Company’s American Depositary Shares (each ADS represents 30 Class A Ordinary Shares of the Company as of July 22, 2020).

3.2

“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

3.3	“Class A Ordinary Shares” means the class A ordinary shares of the Company par value US$0.00001 each.

3.4

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

3.5	“Exercise Price” shall be [insert the number equivalent to (110)% of the VWAP of the ADSs over the 60 Trading Days preceding the date of issuance of this Warrant].

3.6	“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

3.7	“Trading Day” means a day on which the principal Trading Market is open for trading.

3.8

“Trading Market” means any of the following markets or exchanges on which the ADSs or the Class A Ordinary Shares, as the case may be, are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

2

3.9

“VWAP” means the volume weighted average prices of the Class A Ordinary Shares or ADSs, as the case may be, on the relevant Trading Day or the relevant Trading Day-period quoted on Bloomberg under the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) where implemented, from 9:30 to 16:00, New York City time or, if unavailable on Bloomberg, from such other source as will be determined appropriate by a leading investment bank of international repute. Adjustments to the VWAP will be made to reflect the occurrence of any of the adjustment events described in Section 6, to the extent such events are not reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s). For the avoidance of doubt, if the adjustment event(s) described in Section 6 is reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s), then the adjustment formula provided in Section 6 for such adjustment event(s) will not apply.

SECTION 4    Method of Exercise

4.1

While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the subscription rights evidenced hereby. Such exercise shall be effected by the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Company at its principal office (or at such other place as the Company shall notify the Holder in writing).

4.2

Each exercise of this Warrant pursuant to a Notice of Exercise shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 4.1 above.

4.3

This Warrant shall be exercisable on a cashless basis only. Such exercise shall be made by electing to receive the number of ADSs equal to the value of the subscription rights evidenced by this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with a duly completed and executed Notice of Exercise, in which event the Company shall issue to the Holder ADSs in accordance with the following formula:

X = Y(A-B)/A

where

X	=	The number of ADSs to be issued to the Holder;

Y	=	The number of ADSs for which the subscription rights evidenced by this Warrant are being exercised;

A	=	the VWAP immediately preceding the date of receipt by the Company of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise; and

B	=	The Exercise Price.

3

As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) Business Days after receipt by the Company of the duly executed Notice of Exercise, the Company at its expense will cause to be allotted and issued in the name of, and delivered to the Holder:

(i)	a certificate or certificates for the number of ADSs and/or corresponding Class A Ordinary Shares of the Company represented thereby to which the Holder shall be entitled; and

(ii)

in case such exercise is in part only, a new warrant or warrants (dated the issue date of this Warrant) of like tenor, calling in the aggregate on the face or faces thereof for the number of ADSs equal to the number of such ADSs called for on the face of this Warrant minus the number of ADSs subscribed by the Holder upon all exercises made in accordance with Section 4.1 above or Section 4.4 below.

4.4

Upon any partial exercise of this Warrant, the Company shall cancel the portion of the Warrant that is being exercised and execute and deliver a new Warrant of like tenor and date for the balance of the ADSs issuable hereunder.

SECTION 5    Issuance of ADSs

The Company covenants that the ADSs and the Class A Ordinary Shares of the Company represented thereby, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

SECTION 6    Adjustment of Exercise Price and Number of ADSs

The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

6.1

Stock Splits, Stock Dividends, Recapitalizations, etc. The Exercise Price of this Warrant and the number of ADSs issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization and the like affecting the number of ordinary shares of the Company or the number of Class A Ordinary Shares of the Company represented by each ADS. Then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Ordinary Shares or ADSs, as applicable (excluding treasury shares, if any), outstanding immediately before such event and of which the denominator shall be the number of Class A Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of Class A Ordinary Shares or ADSs, as applicable, issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4

6.2

Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, change or merger or consolidation in the share capital of the Company (other than as a result of a subdivision, combination, or share dividend), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares and other securities and property receivable in connection with such reclassification, capital reorganization, change or merger or consolidation by a holder of the same number of ADSs as were purchasable by the Holder under this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per ADS payable hereunder, provided the aggregate Exercise Price shall remain the same.

6.3

Notice of Adjustment. When any adjustment is required to be made in the number or class or series of ADSs or other securities or property purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of ADSs or other securities or property thereafter purchasable upon exercise of this Warrant.

6.4

Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of an ADS or Class A Ordinary Share, as the case may be. For purposes of this Section, the number of Class A Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Ordinary Shares (including Class A Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

SECTION 7    Purchase Rights

In addition to any adjustments pursuant to Section 6 above, if at any time the Company grants, issues or sells any rights to purchase shares, warrants, securities or other property pro rata to all the record holders of Class A Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights to the extent permitted by applicable law and regulation, the aggregate Purchase Rights which the Holder could have acquired as if the Holder had held the number of Class A Ordinary Shares or ADSs issuable upon the complete and full exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights, provided that the ownership percentage of the Holder shall not exceed 30% of the Company’s Common Equity (the “Ownership Cap”) immediately after such subscription and purchase.

SECTION 8    No Fractional ADSs or Scrip

No fractional ADS or scrip representing fractional ADS shall be issued upon the exercise of this Warrant, but in lieu of such fractional ADS the Company shall at its election, either make a cash payment therefor on the basis of the Exercise Price then in effect or round up to the next whole ADS.

5

SECTION 9    Representations of the Company

The Company represents that all corporate actions on the part of the Company necessary for the sale and issuance of this Warrant have been taken.

SECTION 10    Noncircumvention

The Company hereby covenants and agrees that it will not, by amendment of its memorandum and articles of association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Class A Ordinary Shares underlying the ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable ADSs upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Class A Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Class A Ordinary Shares underlying the ADSs issuable upon exercise of this Warrant then outstanding.

SECTION 11    Transferability

Subject to compliance with the terms and conditions of this Section, this Warrant and all rights hereunder are transferable by the Holder to any permitted transferee, in whole or in part without charge to the Holder (except for transfer taxes and other governmental charges imposed on such transfer) upon a surrender of this Warrant properly endorsed or accompanied by written instructions of transfer in substantially the form attached hereto as Exhibit B. In the event of a partial transfer, the Company shall issue to the transferor and the transferee holders new Warrants of like tenor and date for the applicable number of ADSs. With respect to any offer, sale or other disposition of this Warrant or any ADSs acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or ADSs, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the United States Securities Act of 1933 (the “Securities Act”) as then in effect or any federal or state securities law then in effect) of this Warrant or the ADSs and indicating whether or not under the Securities Act certificates for this Warrant or the ADSs to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. If a determination has been made pursuant to this Section that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the ADSs transferred in accordance with this Section shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

6

SECTION 12    Rights of Shareholders

The Holder of this Warrant shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the ADSs or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the ADSs purchasable upon the exercise hereof shall have become deliverable, as provided herein.

SECTION 13    Notices

Any notice required or permitted by this Warrant shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

If to the Company:

Q&K International Group Limited

Attention: ZHICHEN SUN

Address: Suite 1607, Building A

No.596 Middle Longhua Road

Xuhui District, Shanghai, 200032

People’s Republic of China

Telephone: +13671838929

E-mail: frank@qk365.com

If to the Purchaser or Holder:

Veneto Holdings Ltd.

Attention: Danai Rojanavanichkul

Address: 369 Khaosarn Alley, Samphanthawong Sub-District

Samphanthawong District Bangkok, Thailand

Telephone: +66 81 3483579

E-mail: danai-h@hotmail.com

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SECTION 14    Market Stand-Off Agreement

The Holder hereby agrees that it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any ADSs, this Warrant or other securities of the Company, nor shall the Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ADSs, or other securities of the Company, during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) following the effective date of a registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The Holder further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

SECTION 15    Governing Law

This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws, provisions thereof that would otherwise require the application of the law of any other jurisdiction.

SECTION 16    Amendments and Waivers

Any amendment, waiver or termination of any term of this Warrant shall require the written consent of the Company and the Holder.

SECTION 17    Dispute Resolution

The Company irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York, over any suit, action, or proceeding arising out of or relating to this Warrant. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. The parties agree that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three Business Days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the other party’s right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

8

SECTION 18    WARRANT AGENT

The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be given to the Holder in accordance with Section 13.

SECTION 19    REISSUANCE OF WARRANTS

19.1    Transfer of Warrant

If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 19.4), registered as the Holder may request, representing any portion of the then outstanding unexercised portion of this Warrant (the “Outstanding Amount”) being transferred by the Holder and, if only a portion of the Outstanding Amount is being transferred, a new Warrant (in accordance with Section 19.4) to the Holder representing the portion of the Outstanding Amount not being transferred.

19.2    Lost, Stolen or Mutilated Warrant

Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 19.4) representing the then Outstanding Amount.

19.3    Exchangeable for Multiple Warrants

This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 19.4) representing in the aggregate the then applicable Outstanding Amount, and each such new Warrant will represent the right to purchase such portion of Outstanding Amount as is designated by the Holder at the time of such surrender.

19.4    Issuance of New Warrants

Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the then applicable Outstanding Amount (or in the case of a new Warrant being issued pursuant to Section 19.1 or Section 19.3, such number of ADSs designated by the Holder which, when added to the number of ADSs that may be subscribed under the other new Warrants issued in connection with such issuance, does not exceed the then applicable Outstanding Amount), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the issuance date of this Warrant, and (iv) shall have the same rights and conditions as this Warrant.

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[Signature Page to Follow]

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IN WITNESS WHEREOF, this Warrant is issued and executed by way of deed as of the date above written.

EXECUTED as a DEED on the date	)
of this Warrant by [	])
, authorized signatory for )
Q&K International Group Limited	)

in the presence of:

Name:
[Name of witness]

[Signature Page – Q&K Warrant to Purchase Shares]

ACKNOWLEDGED AND AGREED:

HOLDER:
Veneto Holdings Ltd.

By:
Name:
Title:

[Signature Page – Q&K Warrant to Purchase Shares]

EXHIBIT A

NOTICE TO EXERCISE

To: Q&K INTERNATIONAL GROUP LIMITED

Attention: Chief Executive Officer and Chief Financial Officer

1.	The undersigned hereby elects to subscribe for and purchase ADSs (as defined and pursuant to the terms of the attached Warrant.

2.	Please issue a certificate or certificates representing said ADSs and/or the Class A Ordinary Shares of the Company represented thereby in the name of the undersigned:

Name:
Address:

(Signature)

(Name)

(Date)

(Title)

[Signature Page – Q&K Warrant to Purchase Shares]

ACKNOWLEDGMENT

Q&K International Group Limited (the “Company”) hereby acknowledges this Exercise Notice and hereby directs The Bank of New York Mellon to issue                     American Depositary Shares in accordance with the Depositary Instructions dated         , 20     from the Company and acknowledged and agreed to by The Bank of New York Mellon.

Q&K INTERNATIONAL GROUP LIMITED

By:
Name:
Title:

[Signature Page – Q&K Warrant to Purchase Shares]

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of this Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                      the right represented by the attached Warrant to subscribe for                      ADSs (as defined in attached the Warrant, and appoints                      Attorney to transfer such right on the books of                     , with full power of substitution in the premises.

Dated:

Signature of Holder

(Signature	must conform in all respects to name of Holder as specified on the face of the Warrant)

Signature of Assignee

[Signature Page – Q&K Warrant to Purchase Shares]

EXHIBIT C

TERMS OF THE REGISTRATION RIGHTS

TERMS OF THE REGISTRATION RIGHTS

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	DEFINITIONS.

The following terms used in this Exhibit C shall have the meanings ascribed to them as follows:

1.1	“ADSs” means the Company’s American Depositary Shares, each ADS represents 30 class A ordinary shares of the Company.

1.2

“Affiliate” of a given Person means, (i) in the case of a Person other than a natural person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such given Person, or (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by such given Person or is a Family Member of such given Person.

1.3	“Agreement” means the Convertible Notes and Warrant Purchase Agreement.

1.4	“Board” means the Company’s board of directors.

1.5	“Business Day” means a day (other than a Saturday or a Sunday) that the banks in Hong Kong, the PRC, or the City of New York are generally open for business.

1.6	“Class A Ordinary Shares” means the Company’s class A ordinary shares, par value US$0.00001 per share.

1.7	“Class B Ordinary Shares” means the Company’s class B ordinary shares, par value US$0.00001 per share.

1.8

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

1.9	“Company” means Q&K International Group Limited, an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands.

1.10

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the term “Controlled” has the meaning correlative to the foregoing.

1.11	“Convertible Note Holders” mean a registered holder of the Convertible Notes, and a “Convertible Note Holder” refers to any of the Convertible Note Holders.

1.12	“Convertible Notes” means the convertible notes that the Company issues to the purchaser named therein pursuant to the convertible note and warrant purchase agreement dated July 28, 2020.

1.13

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

1.14	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.15	“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.16	“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.17

“Governmental Authority” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

1.18	“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

1.19	“Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 to Register any Registrable Securities, the Holders initiating such request.

1.20

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common or customary law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure of any Governmental Authority.

1.21	“Ordinary Shares” mean collectively, the Company’s Class A Ordinary Shares and Class B Ordinary Shares.

1.22	“Persons” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

1.23

“Registrable Securities” means (i) the Ordinary Shares underlying ADSs issued or issuable upon conversion of the Convertible Notes, (ii) any Ordinary Shares owned or hereafter acquired by any Convertible Note Holder, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared or ordered effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement.

1.24

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

1.25

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.26	“Securities Act” means the United States Securities Act of 1933, as amended.

1.27	“Violation” has the meaning set forth in Section 5.1(a) hereof.

2.	DEMAND REGISTRATION.

2.1

Registration other than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time after the fourth (4th) anniversary of November 6, 2019, Holder(s) holding at least 10% or more of the issued and outstanding Registrable Securities (on an as-converted basis) may request in writing that the Company effect a Registration of Registrable Securities on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) within ten (10) Business Days of the receipt of such written request give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after receipt of the such written request, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to Section 2.1 hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof.

2.2

Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 2.2., provided the Company shall be obligated to effect no more than one (1) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2.

2.3	Right of Deferral.

(a)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2 of this Exhibit:

(i)

if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 and Section 2.2 hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(ii)

during the period starting with the date of filing by the Company of and ending sixty (60) days in the case of any offering of Ordinary Shares, in each case following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

(b)    If, after receiving a request from Holders pursuant to Section 2.1 or 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members or shareholders for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.4 of this Exhibit).

2.4

Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or 2.2 hereof, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2 hereof. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration elect to distribute such Registrable Securities through a different distribution method, or otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration and reasonably acceptable to the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2 hereof, the underwriters may exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	PIGGYBACK REGISTRATIONS.

3.1

Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities (except as set forth in Section 3.4 hereof); the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. Without limiting the foregoing, the Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 3.1. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Company shall not grant to any other convertible note holder any similar rights in this Section 3.1 superior to those of the Convertible Note Holders, except with the consent of Convertible Note Holders.

3.2

Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 hereof prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 hereof.

3.3	Underwriting Requirements.

(i)

In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under Section 3 hereof unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Section 3 hereof in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude shares from the Registration and the underwriting, and the number of shares that may be included in the Registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other Equity Securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the Registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such Registration and underwriting before any Registrable Securities are so excluded; provided, further, that the Registrable Securities requested by the Holders to be included in such underwriting and Registration shall not be cut back to less than twenty-five percent (25%) of the Equity Securities of the Company included in such underwriting and Registration. In any event, no convertible note holder shall be granted Registration pursuant to Section 3.1 hereof which would reduce the number of Shares to be included by the Holders except with the consent of the Convertible Note Holders.

(ii)

If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or 2.2 hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable Control of such Holders.

3.4

Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

4.	REGISTRATION PROCEDURES.

4.1

Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(b)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c)    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)    Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering and take such other actions as are prudent and reasonably required in order to facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by underwriters;

(f)    Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g)    Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)    Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)    Not, without the prior consent of the Holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Securities Act;

(j)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

(k)    make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ legal counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (i) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (iii) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(l)    in the event of an underwritten public offering, obtain a “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(m)    furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(n)    cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(o)    Take all reasonable actions necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded.

4.2

Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling or registering Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3

Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees charged by any share registration and/or depository agent, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration).

5.	REGISTRATION-RELATED INDEMNIFICATION.

5.1	Company Indemnity.

(a)    To the maximum extent permitted by Law, the Company shall indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who Controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws. The Company will reimburse each such Holder, underwriter or Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)    The indemnity agreement contained in Section 5.1 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who Controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned Person, or any Person controlling such Holder, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned Person to such Person, if required by Law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2	Holder Indemnity.

(a)    To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who Controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Section 5.2 hereof, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under Section 5.2 hereof shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(b)    The indemnity contained in Section 5.2 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3

Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 hereof of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or 5.2 hereof, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Section 5 hereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 of this Exhibit.

5.4

Contribution. If any indemnification provided for in Section 5.1 or 5.2 hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under Section 5.4 hereof, when combined with such Holder’s liability under Section 5.2 hereof, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5

Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6	Survival. The obligations of the Company and Holders under Section 5 hereof shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.	ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS.

6.1

Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(c)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2

Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such Equity Securities in any Registration filed under Section 2 or 3 hereof, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand Registration of their Equity Securities on a basis more favorable to such holders or prospective holders than is provided to the Holders of Registrable Securities, or (c) to cause the Company to include such Equity Securities in any Registration filed under Section 2 or 3 hereof on a basis more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3

Termination of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof above shall terminate on the later of (a) the fifth (5th) anniversary after the earlier of November 6, 2019, and (b) with respect to any Holder, the date which such Holder holds less than 1% of the Equity Securities of the Company and all Registrable Securities may be sold under Rule 144 of the Securities Act in any ninety (90)-day period.

6.4

Exercise of Convertible Notes or Warrants. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Convertible Notes or Warrants which, have not been exercised, converted or exchanged, as applicable, for ADSs.

7.	JURISDICTION.

The terms of this Exhibit are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might affect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly, it is their intention that, whenever this Exhibit or any other provision of this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (a) a Holder that is a partnership, to any partner, retired partner or Affiliated fund of such Holder, (b) a Holder that is a limited liability company, to any member or former member of such Holder, (c) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (d) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, or (d) to any other Person who immediately after such assignment becomes the Holder of at least 2% of Registrable Securities; provided (in all cases) (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

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